Exhibit 31.4

CERTIFICATION

I, Charlotte A. Willson, certify that:

1.	I have reviewed this Annual report on Form 10-K of NeoMagic Corporation;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 28, 2010

/s/ Charlotte A. Willson
CHARLOTTE A. WILLSON
Director, Finance and Administration
(performing the functions of Principal
Financial Officer)